EXHIBIT 10.18
SIXTH AMENDMENT
TO AMENDED AND RESTATED LOAN AGREEMENT
THIS SIXTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (“Sixth Amendment”) is made as of this ___ day of February, 2006, by and among BANK OF AMERICA, N.A. (“Bank of America”) (as successor-in-interest to Fleet Capital Corporation), with an office at One South Wacker Drive, Suite 3400, Chicago, Illinois 60606, individually as a Lender and as Agent (“Agent”) for itself and any other financial institution which is or becomes a party hereto (each such financial institution, including Fleet, is referred to hereinafter individually as a “Lender” and collectively as the “Lenders”), the CANADIAN PARTICIPANTS party hereto, the U.K. PARTICIPANTS party hereto, FLEET CAPITAL GLOBAL FINANCE, INC., individually as a Lender and as Canadian Agent (“Canadian Agent”), BANK OF AMERICA, N.A., London branch (as successor-in-interest to Fleet National Bank, London branch, trading as FleetBoston Financial), individually as a Lender and as U.K. Agent (“U.K. Agent”), WELLS FARGO FOOTHILL, LLC, as Syndication Agent, LASALLE BANK NATIONAL ASSOCIATION, as Documentation Agent, the LENDERS, KATY INDUSTRIES, INC., a Delaware corporation, with its chief executive office and principal place of business at 765 Straits Turnpike, Suite 2000, Middlebury, Connecticut 06762 (“Katy” or “U.S. Borrower”), WOODS INDUSTRIES (CANADA) INC., a Canadian corporation with its chief executive office and principal place of business at 375 Kennedy Road, Scarborough, Ontario M1K 2A3 (“Woods Canada” or “Canadian Borrower”) and CEH LIMITED (“CEH” or “U.K. Borrower”), a private limited company incorporated under the laws of England and Wales and registered with Company No. 4992300 whose registered office is Cardrew Way, Redruth Cornwall, TR15 1ST, England. Katy, Woods Canada and CEH are sometimes hereinafter referred to individually as a “Borrower” and collectively as “Borrowers.”
WITNESSETH:
WHEREAS, Agent, Lenders, Canadian Participants, U.K. Participants, Canadian Agent, U.K. Agent and Borrowers entered into a certain Amended and Restated Loan Agreement dated as of April 20, 2004, as amended by a certain First Amendment to Amended and Restated Loan Agreement dated June 29, 2004 by and among Agents, Lenders and Borrowers, by a certain Second Amendment to Amended and Restated Loan and Security Agreement dated March 29, 2005 by and among Agents, Lenders and Borrowers, by a certain Third Amendment to Amended and Restated Loan and Security Agreement dated April 13, 2005 by and among Agents, Lenders and Borrowers and by a certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated June 8, 2005 by and among Agents, Lenders and Borrowers and by a certain Fifth Amendment to Amended and Restated Loan Agreement dated as of August 4, 2005 by and among Agent, Lenders and Borrowers (said Loan Agreement, as so amended, is hereinafter referred to as the “Loan Agreement”); and
WHEREAS, Borrowers desire to amend and modify certain provisions of the Loan Agreement pursuant to the terms and conditions hereof;
WHEREAS, subject to the terms and conditions hereof, Agent, Lenders, Canadian Participants, U.K. Participants, U.K. Agent and Canadian Agent are willing to so amend and modify the Loan Agreement; and NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained, and any extension of credit heretofore, now or hereafter made by Agent and Lenders to Borrowers, the parties hereto hereby agree as follows:
1.	Definitions. All capitalized terms used herein without definition shall have the meanings given to them in the Loan Agreement.

2.	Additional and Amended Definitions. The definition of “Sixth Amendment Effective Date” is hereby inserted into Appendix A to the Loan Agreement. The definition of “Availability Block” is hereby deleted and the following is inserted in its stead.

     “Availability Block — $5,000,000 from the Sixth Amendment Effective Date until September 29, 2006, $7,500,000 from September 30, 2006 until the date on which Borrowers have delivered to Agent the financial statements for the period ending March 31, 2007 and $0 thereafter.
* * *
     Sixth Amendment Effective Date — as defined in Section 5 of the Sixth Amendment.”
3.	Financial Covenants. Upon the Sixth Amendment Effective Date, Exhibit 7.3 attached to the Loan Agreement shall be deemed deleted and Exhibit 7.3 attached hereto and incorporated herein shall be inserted in its stead.

4.	Interest Rates. From the Sixth Amendment Effective Date until the date on which Borrowers deliver to Agent the financial statements for the period ending March 31, 2007 in compliance with subsection 7.1.3(ii), the Applicable Margin shall equal the following:
     (a) U.K. and Canadian Loans. With respect to Revolving Credit Loans to U.K. Borrower in Sterling and Euros, to Revolving Credit Loans to Canadian Borrower in Canadian Dollars and the issuance of Canadian Letters of Credit or Canadian LC Guaranties or U.K. Letters of Credit or U.K. LC Guaranties, the percentages set forth below with respect to the Base Rate Revolving Portion, Canadian Prime Loans, the LIBOR Revolving Portion, Canadian BA Rate Loans and the Letter of Credit and LC Guaranty Fees:

Base Rate Revolving Portion or Canadian Prime Loans	2.75%

LIBOR Revolving Portion or Canadian BA Rate Loans	2.75%

LC Fee	2.50%
     (b) U.S. Loans. With respect to Revolving Credit Loans to U.S. Borrower in Dollars, the Term Loan, U.S. Letters of Credit, U.S. LC Guaranties and the Unused Line Fee, the percentages set forth below with respect to the Base Rate Revolving Portion, the Base Rate Term Portion, the LIBOR Revolving Portion, the LIBOR Term Portion, the Letter of Credit and LC Guaranty Fees and the Unused Line Fee:

Base Rate Revolving Portion	1.00%
Base Rate Term Portion	1.25%
LIBOR Revolving Portion	2.75%
LIBOR Term Portion	3.00%
LC Fee	2.50%
Unused Line Fee	0.50%

     Upon the delivery to Agent of the financial statements for the period ending March 31, 2007 in compliance with subsection 7.1.3(ii) of the Loan Agreement, the Applicable Margin shall be determined as provided in the definition of such term contained in Appendix A of the Loan Agreement.
5.	Capital Expenditure. Subsection 7.2.8 of the Loan Agreement is hereby deleted and the following is inserted in its stead:
     “7.2.8 Capital Expenditures. Make Non-Restructuring Capital Expenditures (including, without limitation, by way of capitalized leases but excluding (x) Capital Expenditures funded from insurance, condemnation or sale proceeds of Equipment and real Property and (y) Capital Expenditures made in connection with the purchase of the Wilen Facility (to the extent such Capital Expenditures are no more than $500,000 greater than the net proceeds received from the Wilen Sale and Leaseback)) which, in the aggregate, as to Borrowers and all of their Subsidiaries, exceed $10,000,000 during the fiscal year ending December 31, 2005, $12,000,000 during the fiscal term ending December 31, 2006 or $15,000,000 during any other fiscal year of Katy, except that up to $3,000,000 of the unused portion of the Non-Restructuring Capital Expenditure allowance for any fiscal year may be carried over to the immediately succeeding fiscal year only (excluding, however, fiscal years ending December 31, 2005 and December 31, 2006), to be used in such succeeding fiscal year after all of the Capital Expenditure allowance for that year has been used.”
6.	Amendment Fee. In order to induce Agents and Lenders to enter into this Sixth Amendment, Borrowers agree to pay to Agent, for the ratable benefit of each Lender executing this Sixth Amendment, a fee in the amount of $165,000. Said fee shall be due and payable and shall be deemed fully earned and non-refundable upon the date hereof.

7.	Condition Precedent. This Sixth Amendment shall become effective upon (x) the execution and delivery of this Sixth Amendment by each of Borrowers, Agent and Majority Lenders and (y) the payment to Agent, for the ratable benefit of Lenders, the amendment fee. The date on which such condition precedent is satisfied shall be referred to as the “Sixth Amendment Effective Date.”

8.	Continuing Effect. Except as otherwise specifically set out herein, the provisions of the Loan Agreement shall remain in full force and effect.

9.	Governing Law. This Sixth Amendment and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflicts of laws.

10.	Counterparts. This Sixth Amendment may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.
(Signature Page Follows)

(Signature Page to Sixth Amendment to Loan Agreement)
IN WITNESS WHEREOF, this Sixth Amendment has been duly executed on the day and year specified at the beginning of this Sixth Amendment.

KATY INDUSTRIES, INC.

By:	/s/Amir Rosenthal

Name: Amir Rosenthal
Title: Vice President and CFO

(Signature Page to Sixth Amendment to Loan Agreement)

CEH LIMITED

By:	/s/ Christopher Anderson
Name: Christopher Anderson
Title: Authorized Manager

and

By:	/s/ Christopher Lacovara
Name: Christopher Lacovara
Title: Authorized Manager

(Signature Page to Sixth Amendment to Loan Agreement)

WOODS INDUSTRIES (CANADA) INC.

By:	/s/ Amir Rosenthal
Name: Amir Rosenthal
Title: Secretary

(Signature Page to Sixth Amendment to Loan Agreement)

BANK OF AMERICA, N.A.,
as predecessor-in-interest to Fleet Capital Corporation,
as Agent and as a Lender

By:	/s/ Jason Riley
Name: Jason Riley
Title: Vice President

(Signature Page to Sixth Amendment to Loan Agreement)

WELLS FARGO FOOTHILL LLC,
as Syndication Agent and Lender

By:	/s/ Yelena Kravchuk
Name: Yelena Kravchuk
Title: Assistant Vice President

(Signature Page to Sixth Amendment to Loan Agreement)

LASALLE BANK NATIONAL ASSOCIATION,
as Documentation Agent and as a Lender

By:	/s/ Mark Mital
Name: Mark Mital
Title: Senior Vice President

(Signature Page to Sixth Amendment to Loan Agreement)

UPS CAPITAL CORPORATION, as a Lender

By:	/s/ John Holloway
Name: John Holloway
Title: Director of Portfolio Management

(Signature Page to Sixth Amendment to Loan Agreement)

BANK OF AMERICA, N.A., London branch,
as U.K. Agent and U.K. Lender

By:	/s/ Justin Charles Van Ast
Name: Justin Charles Van Ast
Title: Assistant Vice President

(Signature Page to Sixth Amendment to Loan Agreement)

FLEET CAPITAL GLOBAL FINANCE, INC.,
as Canadian Agent and Canadian Lender

By:	/s/ L.M. Junior Del Brocco

Name: L.M. Junior Del Brocco
Title: Senior Vice President

(Signature Page to Sixth Amendment to Loan Agreement)
Accepted and Agreed to this 9th day of March, 2006.

GUARANTORS:

KKTY HOLDING COMPANY, L.L.C.

By:	/s/ Christopher Anderson
Name: Christopher Anderson
Title: Authorized Manager

AMERICAN GAGE & MACHINE CO.

By:	/s/ Amir Rosenthal
Name: Amir Rosenthal
Title: Secretary

CONTINENTAL COMMERCIAL PRODUCTS, LLC

By:	/s/ Amir Rosenthal
Name: Amir Rosenthal
Title: Secretary

PTR MACHINE CORP.

By:	/s/ Amir Rosenthal
Name: Amir Rosenthal
Title: Secretary

SAVANNAH ENERGY SYSTEMS COMPANY

By:	/s/ Amir Rosenthal
Name: Amir Rosenthal
Title: Secretary

WOODS INDUSTRIES, INC.

By:	/s/ Amir Rosenthal
Name: Amir Rosenthal
Title: Secretary

EXHIBIT 7.3
FINANCIAL COVENANTS
DEFINITIONS
          Consolidated EBITDA — for any period, the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, (ii) interest expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, (vi) all unusual expenses and all other non-capitalized restructuring expenses (including costs and expenses attributable to employee severance obligations and facility consolidation costs) for such period to the extent not disallowed by Agent in its sole discretion, (vii) any payment of or accrual for the Management Fee under the Management Agreement, (viii) all other payments made to K&C and its Affiliates during such period for expenses incurred on behalf of Parent, Katy or any of their respective Subsidiaries pursuant to Kohlberg Agreements, (ix) any non-cash expense incurred with respect to Katy’s stock appreciation rights plan (“SAR”) and (x) any non-cash expense with respect to changes in market value of any options to purchase Katy’s Common Stock and (xi) other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), but only, in the case of clauses (ii)-(xi), to the extent deducted in the calculation of Consolidated Net Income less other non-cash items added in the calculation of Consolidated Net Income (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period), all of the foregoing as determined on a consolidated basis for Katy and its Subsidiaries in conformity with GAAP; provided that there shall be subtracted from the sum of items (i) through (xi) above the amount of any cash expenditure made within the applicable period pursuant to the SAR, to the extent that the amount of such cash expenditure was expensed or will be expensed against a prior or future period’s Consolidated Net Income; provided, further, that (a) in the event any Loan Party makes an acquisition of any Person or any division or any business unit permitted hereunder or consented to by Majority Lenders during such period, if Katy provides Agent and Lenders financial statements with respect to the business so acquired (which financial statements shall have been audited by one of the “Big 4” accounting firms or another nationally recognized accounting firm reasonably satisfactory to Agent or financial statements otherwise satisfactory to Agent) reasonably satisfactory to Majority Lenders, Consolidated EBITDA for such period shall be calculated on a pro forma basis, taking into account the elimination of non-recurring expenses, based on the results of such acquired Person or acquired assets as if such acquisition had occurred on the first day of such period, and (b) in the event any Loan Party makes a Permitted Disposition (or any other disposition of any Person or any division or any business unit permitted hereunder or consented to by the Majority Lenders) during such period, Consolidated EBITDA for such period shall be calculated on a pro forma basis, based on the results of such disposed Person or disposed assets as if such Permitted Disposition (or such other disposition) had occurred on the first day of such period.
          Consolidated Fixed Charges, with respect to any period, the sum of: (i) scheduled principal payments required to be made during such period in respect to

Indebtedness for Money Borrowed (including the principal portion of Capitalized Lease Obligations), plus (ii) Consolidated Interest Expense payable in cash for such period, all as determined for Borrowers and their Subsidiaries on a Consolidated basis and in accordance with GAAP.
          Consolidated Interest Expense — for any period, total interest expense of Katy and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Katy and its Subsidiaries, including, without limitation, net costs under Interest Rate Agreements, but excluding, however, (i) any amounts referred to in the Fee Letter or amortization thereof, (ii) any deferred financing fees or amortization thereof, (iii) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, (iv) unused line charges, (v) non-cash charges included in interest expense other than in clauses (i) and (ii) and (vi) to the extent included in interest expense, costs associated with the unsuccessful second lien financing abandoned prior to the Closing Date.
          Consolidated Net Income, for any period, the net income (or loss) of Katy on a Consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Katy) in which any other Person (other than Katy or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Katy or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Katy or is merged into or consolidated with Katy or any of its Subsidiaries or that Person’s assets are acquired by Katy or any of its Subsidiaries, (iii) the income of any Subsidiary of Katy to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, (v) any LIFO reserves of CCP to the extent such LIFO reserves decrease or increase net income of CCP, and (vii) (to the extent not included in clauses (i) through (v) above) any net extraordinary gains or net extraordinary losses.
          Fixed Charge Coverage Ratio, with respect to any period, the ratio of (i) Consolidated EBITDA for such period minus the sum of (a) any income taxes paid in cash during such period and restructuring payments made in cash after the Closing Date during such period plus (b) non-financed Capital Expenditures during such period, to (ii) Consolidated Fixed Charges for such period, all as determined for Borrowers and their Subsidiaries on a Consolidated basis and in accordance with GAAP.
          A. Fixed Charge Coverage Ratio. Katy shall not permit the Fixed Charge Coverage Ratio for any period set forth below to be less than the ratio set forth below opposite such period:

Period	Ratio
Four Fiscal Quarters Ending March 31, 2007 and each June 30, September 30, December 31 and March 31 thereafter	1.10 to 1
          The foregoing notwithstanding, Agent, Borrowers and Lenders agree that this financial covenant (Fixed Charge Coverage Ratio) shall not be measured until Borrowers have delivered to Agent financial statements for the period ending March 31, 2007 in compliance with subsection 7.1.3(ii) of the Loan Agreement.